Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN,
PRESIDENT
(515) 232-6251

February 16, 2012

Ames National Corporation to Acquire
Liberty Bank Offices in Garner and Klemme, Iowa

Ames, Iowa.  Ames National Corporation announced today that it has entered into an agreement with Liberty Bank FSB to purchase two bank offices in Garner and Klemme, Iowa.

Under the agreement, Randall-Story State Bank, an Ames National Corporation affiliate, will acquire all of the accounts held at Liberty Bank’s offices at 175 E. 3rd Street in Garner and 100 E. Main Street in Klemme.  The transaction, which includes approximately $94 million in deposits and $50 million in loans, is subject to regulatory approval and is expected to be completed in the second quarter of 2012.

"We're excited about the opportunity to grow our customer base and increase our presence in north central Iowa,” said Thomas H. Pohlman, President and Chief Executive Officer at Ames National Corporation.  “We are looking forward to becoming a part of the Garner and Klemme communities and working with our new customers and employees.”

Pohlman commented, “Community banking with local decision making is the basis of our banking philosophy.  This philosophy provides our affiliate banks the opportunity to customize products and services to meet customer and community needs.  This approach has served our Banks and customers well over the past 37 years as Ames National Corporation has grown to just over $1 billion in assets.”

"With our strong capital position, Ames National Corporation continues to seek growth opportunities to enhance shareholder value, and we believe the Garner and Klemme offices will be an excellent fit for our community banking model.  We will be working closely with employees of Liberty Bank to ensure a smooth transition. We are confident that our new customers will be very pleased with our strong focus on customer service and our comprehensive product and service mix," Pohlman said.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO.  The Corporation affiliate banks, all located in central Iowa, include: First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Randall-Story State Bank, Story City, and United Bank & Trust, Marshalltown.  Additional information about Ames National Corporation can be found at www.amesnational.com.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.